Exhibit 10.17

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Effective Date: As of January 18, 2008
Execution Date: January 18, 2008

     THIS SECOND AMENDMENT (this “Amendment”) is made to the Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of February 20, 2007, by and between:

     WHITEHALL JEWELERS, INC. (f/k/a Whitehall Jewellers, Inc.) (the “Borrower”), a Delaware corporation having its principal place of business at 125 South Wacker, #2600, Chicago, Illinois 60606;

     the lending institutions signatory hereto (collectively, the “Lenders”);

     LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Agents (as hereinafter defined) and the Lenders; and

     BANK OF AMERICA, N. A. and WELLS FARGO RETAIL FINANCE, LLC, as co-managing agents (collectively, in such capacity, the “Managing Agents” and together with the Lenders and Agents, the “Credit Parties”).

     In consideration of the mutual covenants contained herein and benefits to be derived herefrom.

BACKGROUND:

     A. The Borrower has requested that the Credit Agreement be amended so as to permit the Borrower to, among other things, borrow up to $35,000,000 in term loans pursuant to the Subordinate Facility (hereinafter defined) in two tranches, secured by all of Borrower’s assets, and use the proceeds thereof for working capital and general corporate purposes.

     B. The Credit Parties are willing to agree to the foregoing, but only upon the terms and conditions set forth in this Amendment.

     ACCORDINGLY, IT IS HEREBY AGREED, AS FOLLOWS:

     SECTION 2. AMENDMENTS

     2.1 The following definitions are hereby added to Article I of the Credit Agreement in the proper alphabetical order:

“Guarantor” means Whitehall Jewelers Holdings, Inc., a Delaware corporation.

“Guaranty Security Agreement ” means the Guaranty Security Agreement dated as of January 18, 2008 executed by the Guarantor in favor of the Collateral Agent.

“Guaranty” means the Guaranty Agreement dated as of January 18, 2008 executed by the Guarantor in favor of the Collateral Agent.

“Stock Pledge Agreement” means the Stock Pledge Agreement dated as of January 18, 2008 executed by the Guarantor in favor of the Collateral Agent.

“Subordinate Credit Agreement” means the Term Loan Credit Agreement dated as of January 18, 2008 by and among the Borrower, PWJ Lending II LLC, as agent, and the lenders from time to time party thereto, as amended, modified or supplemented from time to time in accordance with the terms of the Intercreditor Agreement.

     2.2 The definition of “Applicable Margin” in Article I of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     “Applicable Margin”: the Applicable Margin shall be determined on any date from the following pricing grid:

Tranche A	Tranche A	Tranche A-1	Tranche A-1
LIBOR	Base Rate	LIBOR	Base Rate
Margin	Margin	Margin	Margin
1.75%	0.25%	3.50%	1.50%

     2.3 The definition of “Intercreditor Agreement” in Article I of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“Intercreditor Agreement” means the Intercreditor and Lien Subordination Agreement date as of January 18, 2008 by and among the Administrative Agent and Collateral Agent, PWJ Lending II LLC, as agent under the Subordinate Facility, and the Borrower.

     2.4 The definition of “Security Documents ” in Article I of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     “Security Documents” means the Security Agreement, the Intellectual Property Security Agreement, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Guaranty, the Guaranty Security Agreement, the Stock Pledge Agreement and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

     2.5 The definition of “Subordinate Facility” in Article I of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     “Subordinate Facility” means that certain credit facility provided to the Borrower pursuant to the terms of the Subordinate Credit Agreement and related Security Documents (as defined in the Subordinate Credit Agreement).

     2.6 The definitions of “Senior Term Loan Agreement”, “Term Loan Administrative Agent”, “Term Loan Letter of Credit” and “Term Loan Letter of Credit Reimbursement Agreement ” in Article I of the Credit Agreement are deleted in their entirety.

     2.7 In the definition of Permitted Encumbrances in Article I of the Credit Agreement, clause “(o)” is deleted in its entirety and the following is substituted therefor:

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“(o) liens in connection with and to secure Indebtedness pursuant to the Subordinate Facility.”

     2.8 In the definition of Permitted Indebtedness in Article I of the Credit Agreement, clause “(j)” is deleted in its entirety and the following is substituted therefor:

“(j) Subordinated Indebtedness the proceeds of which are used to prepay Indebtedness under the Subordinate Facility as permitted under the Intercreditor Agreement;”

     2.9 In the definition of Permitted Indebtedness in Article I of the Credit Agreement, clauses “(p)” and “(q)” are deleted in their entireties, and the clause “and” is inserted at the end of clause “(n)”, and the “;” at the end of clause (o) is replaced by “.”

     2.10 In the definition of Prepayment Event in Article I of the Credit Agreement, clauses “(c)” and “(d)” are deleted in their entireties and are replaced by the following:

“(c) The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as otherwise specifically provided in this Agreement or (iii) the proceeds of which are used to prepay Indebtedness under the Subordinate Facility in accordance with the Intercreditor Agreement;

     (d) The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness (including, without limitation, Subordinated Indebtedness the proceeds of which are used to prepay Indebtedness under the Subordinate Facility in accordance with the Intercreditor Agreement); or”

     2.11 The first sentence of Section 2.02(e) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“The Administrative Agent, without the request of the Borrower, may advance any interest, fee, service charge, Credit Party Expense, or other amount then due and payable to any Credit Party from the Loan Parties pursuant hereto or any other Loan Document, and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.”

     2.12 Section 7.06(e) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(e) the Loan Parties may issue and sell Equity Interests, and make Permitted Restricted Subordinated Debt Payments, with the Equity Proceeds thereof, or with the proceeds of Subordinated Indebtedness, as the case may be; and”

     2.13 Section 7.07(b) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(b) Permitted Restricted Subordinated Debt Payments.”

     2.14 In Section 7.10 of the Credit Agreement, the phrase “or the Senior Term Loan Agreement” is deleted at the end of the parenthetical.

     2.15 Section 7.15 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

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     “7.15 Excess Availability. Permit Excess Availability at any time to be less than 10% of the then Aggregate Borrowing Base.”

     2.16 In Section 8.01(e) , the phrase “, under the Senior Term Loan Agreement, under the Term Loan Letter of Credit Reimbursement Agreement, and” is deleted immediately after the phrase “under the Subordinate Facility”.

     2.17 Sections 8.01 (r) and (s) of the Credit Agreement are deleted in their entireties and Section 8.01 (q) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     “ (q) Additional Subordinated Indebtedness or Equity Proceeds. On or prior to April 30, 2008, the Borrower shall not receive at least $10,000,000 in Net Proceeds from (i) the Second Term Loan (as defined in the Subordinate Credit Agreement) or (ii) another loan and/or the sale of the Borrower’s Equity Interests upon terms and subject to the execution of documentation reasonably satisfactory in form and substance to the Administrative Agent (acting upon the instructions of the Majority Lenders).”

     SECTION 3. PRECONDITIONS TO EFFECTIVENESS:

     The effectiveness of this Amendment is expressly conditioned upon the following:

     3.1 Receipt by the Credit Parties of a fully executed copy of this Amendment.

     3.1.1 The Administrative Agent shall have received and found satisfactory (i) copies of the fully executed Subordinated Credit Agreement and such other documents and instruments as shall evidence the Subordinate Facility, which shall provide, among other things, for the commitment by the lenders thereunder to make term loans to the Borrower in an aggregate amount of not less than $35,000,000, (ii) fully executed copies of the Intercreditor Agreement, the Guaranty, the Guaranty Security Agreement and the Stock Pledge Agreement, and (iv) evidence of the receipt by the Borrower of not less than $25,000,000 (net of fees and expenses payable in connection therewith) comprising the Initial Term Loan (as defined in the Subordinate Credit Agreement).

     3.2 Receipt by the Credit Parties of reimbursement from the Borrower for all reasonable costs, expenses, and legal fees incurred in connection with the negotiation and preparation of this Amendment and all documents, instruments, and agreements incidental hereto. The Administrative Agent is hereby authorized to make an advance under the Loan to fund that reimbursement.

     SECTION 4. RATIFICATION; WAIVER OF CLAIMS:

     4.1 Except as provided herein, all terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

     4.2 The Borrower hereby acknowledges and agrees that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower under the Credit Agreement could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with

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regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

     4.3 The Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against any Credit Party, or any of their respective parents, affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Credit Party, or any of their respective parents, affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES each Credit Party and their respective officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, and assigns from any liability therefor.

     SECTION 5. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BORROWER:

     5.1 In order to induce the Credit Parties to enter into this Amendment, the Borrower hereby represents and warrants to the Credit Parties that no Event of Default exists, or solely with the passage of time or notice, would exist under the Loan Documents.

     SECTION 6. MISCELLANEOUS:

     6.1 Capitalized terms used in this Amendment which are defined in the Credit Agreement are used as so defined.

     6.2 This Amendment may be executed in counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement

     6.3 This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

     6.4 Any determination that any provision of this Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

     6.5 The Borrower shall execute and deliver to the Credit Parties whatever additional documents, instruments, and agreements that the Administrative Agent may require in order to give effect to, and implement the terms and conditions of this Amendment.

[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER

WHITEHALL JEWELERS, INC.

By:	/s/ Peter Michielutti
Name:	/s/ Peter Michielutti
Title:	EVP and CFO

Signature Page to Second Amendment to
Third Amended and Restated Credit Agreement

LASALLE BANK NATIONAL ASSOCIATION, as
Administrative Agent and as Collateral Agent

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	VP

LASALLE BANK NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	VP

Signature Page to Second Amendment to
Third Amended and Restated Credit Agreement

LASALLE BANK NATIONAL ASSOCIATION, as
L/C Issuer

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	VP

Signature Page to Second Amendment to
Third Amended and Restated Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC, as a Lender

By:	/s/ Danielle M. Baldinelli
Name:	Danielle M. Baldinelli
Title:	Assistant Vice President

WELLS FARGO RETAIL FINANCE, LLC, as a Managing Agent

By:	/s/ Danielle M. Baldinelli
Name:	Danielle M. Baldinelli
Title:	Assistant Vice President

Signature Page to Second Amendment to
Third Amended and Restated Credit Agreement

CF BLACKBURN LLC, as a Lender

By: GMAC COMMERCIAL FINANCE LLC
(Servicer)

By:	/s/ Michael Malcagni
Name:	Michael Malcagni
Title:	Vice President

Signature Page to Second Amendment to
Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Keith Vercarteen
Name:	Keith Vercarteen
Title:	Managing Director

BANK OF AMERICA, N.A., as a Managing Agent

By:	/s/ Keith Vercarteen
Name:	Keith Vercarteen
Title:	Managing Director

Signature Page to Second Amendment to
Third Amended and Restated Credit Agreement